                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 4, 1999

                               AMB PROPERTY, L.P.
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER


    DELAWARE                        001-14245                    94-3285362
 ---------------                  -------------                 ------------
 (STATE OR OTHER JURISDICTION OF   (COMMISSION                 (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)      FILE NO.)                IDENTIFICATION NO.)

                 505 MONTGOMERY STREET, SAN FRANCISCO, CA 94111
                       --------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (415) 394-9000
                       --------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                           FORWARD-LOOKING STATEMENTS

     Some of the information included in this report contains forward-looking statements, such as statements pertaining to our intended use of proceeds. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The failure of the remaining transaction with BPP Retail, LLC to close with respect to some or all of the properties under contract or a significant delay with respect to the remaining transaction could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements.

ITEM 2. DISPOSITION OF ASSETS

     On April 15, 1999, we filed a current report on Form 8-K reporting that we signed four definitive agreements for the disposition of (1) up to 28 of our retail properties to BPP Retail, LLC and (2) six additional retail properties to Burnham Pacific Operating Partnership, L.P. The current report also provided unaudited pro forma financial information. On June 11, 1999, we filed an amendment no. 1 to the current report to reflect that one of our joint venture partners who holds an interest in three of the properties indicated that it will not consent to the disposition of these properties at this time and to update the pro forma financial information. On June 17, 1999, we filed a current report on Form 8-K reporting the closing of the first transaction with BPP Retail, LLC, with respect to nine of our retail properties, totaling approximately 1.4 million square feet for an aggregate price of $207.4 million. On July 2, 1999, we filed a current report on Form 8-K reporting the termination of the agreement with Burnham Pacific Operating Partnership, L.P.

     We are filing this current report on Form 8-K to (1) report that on August 4, 1999, we closed the second transaction with BPP Retail, LLC, with respect to twelve retail properties, totaling approximately 2.1 million square feet, for an aggregate price of $245.8 million and (2) to file updated pro forma financial information, which reflects the closing of the second transaction with BPP Retail, LLC, and supersedes the pro forma financial information filed with the July 2, 1999 Form 8-K.

We used the net proceeds from the first transaction for the following purposes:
$35.1 million to repay secured debt (including prepayment penalties of $3.3 million) related to the properties divested, $96.4 million to partially pay down the Operating Partnership's unsecured debt facility, $72.2 million for acquisitions and for general corporate purposes. We used the net proceeds from the second transaction for the following purposes: $23.6 million to repay secured debt (including prepayment penalties of $1.3 million) related to the properties divested, $111.7 million to partially pay down the Operating Partnership's unsecured debt facility, $107.2 million for potential property acquisitions and/or like-kind exchanges and for general corporate purposes.

If the third transaction with BPP Retail, LLC with respect to the 4 retail properties, totalling approximately 0.9 million square feet, for an aggregate price of $107.1 million is fully consummated, we intend to use the proceeds to partially repay of amounts outstanding under the Operating Partnership's unsecured credit facility, to pay transaction expenses, for potential acquisitions and for general corporate purposes.

     The description of the disposition of the properties to BPP Retail, LLC contained in this report is qualified in its entirety by reference to the purchase agreements related thereto, which are filed as exhibits to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The following pro forma financial information supersedes the pro forma financial information filed with the July 2, 1999 Form 8-K:

     (b) Pro Forma Financial Information for AMB Property, L.P. (Unaudited)

     Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999

     Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999

     Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1999

     Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1999

     Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998

     Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998


Exhibit                          Description
Number

2.1 Agreement for Purchase and Exchange, entered into as of March 9, 1999, by and among AMB Property, L.P., AMB Property II, L.P., Long Gate, L.L.C., regarding the transaction which closed on June 15, 1999 (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

2.2 Agreement for Purchase and Exchange, entered into as of March 9, 1999, by and among AMB Property, L.P., AMB Property II, L.P., Long Gate, L.L.C., regarding the transaction which closed on August 4, 1999 (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

2.3 Agreement for Purchase and Exchange, entered into as of March 9, 1999, by and among AMB Property, L.P., AMB Property II, L.P., Long Gate, L.L.C., regarding the transaction which is currently expected to close on or about December 1, 1999 (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).
                                       2

                               AMB PROPERTY, L.P.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

                                   BACKGROUND

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 has been prepared to reflect AMB Property, L.P. (the "Operating Partnership") entering into three definitive agreements whereby, if fully consummated, the Operating Partnership will divest up to 25 retail shopping centers for an aggregate price of $560.3 million (the "Divestiture") as if the Divestiture had occurred on June 30, 1999. The closing dates for the Divestiture are as follows:


                                   SQUARE FOOTAGE         PRICE
CLOSING DATE          CENTERS          (000's)          (MILLIONS)
------------          -------      --------------       ----------
June 15, 1999            9            1,409              $207.4
August 4, 1999          12            2,036               245.8
December 1, 1999         4              868               107.1

TOTAL                   25            4,313              $560.3

The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1999 has been prepared to reflect:
(i) the Divestiture and (ii) the sale of 7.75% Series D Cumulative Redeemable Preferred Units (the "Series D Preferred Units") of AMB Property II, L.P. and the application of the resulting net proceeds as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through June 30, 1999. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has been prepared to reflect: (i) the incremental effect of the acquisition of properties during 1998, (ii) pro forma debt and other adjustments resulting from the sale of the Operating Partnership's senior debt securities, the sale of 8.5% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") of AMB Property Corporation (the "Company"), the sale of 8.625% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") of the Operating Partnership, the sale of 8.75% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units") of AMB Property II, L.P. and the sale of the Series D Preferred Units and the application of the resulting net proceeds and
(iii) the Divestiture as if such transactions and adjustments had occurred on January 1, 1998 and were carried forward through December 31, 1998.

These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Company's December 31, 1998 Form 10-K and June 30, 1999 Form 10-Q. In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the sale of the senior debt securities, the sale of the Series A Preferred Stock, the sale of the Series B Preferred Units, the sale of the Series C Preferred Units, the sale of the Series D Preferred Units and the application of the resulting net proceeds therefrom, the 1998 property acquisitions and the Divestiture.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                               AMB PROPERTY, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1999
                           (UNAUDITED, IN THOUSANDS)

                                                 OPERATING
                                               PARTNERSHIP(1)      DIVESTITURE(2)    PRO FORMA
                                               --------------      -------------     ----------

                                     ASSETS
Investments in real estate, net...............   $2,960,296        $       --        $2,960,296
Properties held for divestiture, net..........      675,892           (313,623)         362,269
Divestiture receivable........................           --            104,294          104,294
Cash and cash equivalents.....................       40,130              2,253           42,383
Cash held in escrow...........................           --            107,213          107,213
Other assets..................................       56,226                --            56,226
                                                 ----------        ----------        ----------
      Total assets............................   $3,732,544        $  (99,863)       $3,632,681
                                                 ==========        ==========        ==========

                   LIABILITIES AND PARTNERS' CAPITAL

Secured debt..................................   $  763,587        $  (24,318)       $  739,269
Unsecured credit facility.....................      255,000          (111,656)          143,344
Unsecured senior debt securities..............      400,000               --            400,000
Other liabilities.............................      120,686               --            120,686
                                                 ----------        ----------        ----------
      Total liabilities.......................    1,539,273          (135,974)        1,403,299
                                                 ----------        ----------        ----------
Minority interests............................      257,442             1,806           259,248
                                                 ----------        ----------        ----------

Partners' Capital
  General partner.............................    1,783,609            32,590         1,816,199
  Limited partners............................      152,220             1,715           153,935
                                                 ----------        ----------        ----------
      Total partners' capital ................    1,935,829            34,305         1,970,134
                                                 ----------        ----------        ----------
      Total liabilities and partners'
         capital..............................   $3,732,544        $  (99,863)       $3,632,681
                                                 ==========        ==========        ==========

                               AMB PROPERTY, L.P.
                       NOTES AND ADJUSTMENTS TO PRO FORMA

                      CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1999

                        (UNAUDITED, DOLLARS IN THOUSANDS)

(1.) Reflects the historical consolidated balance sheet of AMB Property, L.P. as of June 30, 1999. See the historical consolidated financial statements and notes thereto included in AMB Property, L.P.'s June 30, 1999 Form 10-Q.

(2.) On March 9, 1999, AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), in which AMB Property Corporation (the "Company") is the sole general partner, signed three definitive agreements with BPP Retail, LLC ("BPP Retail"), a co-investment entity between Burnham Pacific Properties ("BPP") and the California Public Employees' Retirement System ("CalPERS"), pursuant to which, if fully consummated, BPP Retail would have acquired up to 28 retail shopping centers from the Operating Partnership, totaling 5.1 million square feet, for an aggregate price of $663,400. The disposition of five of the properties is subject to the consent of the Company's joint venture partners. The Company's joint venture partner who holds an interest in three of the properties has indicated that it will not consent to the disposition of the properties at this time. As a result, the price with respect to the 25 remaining properties, totaling approximately 4.3 million square feet is approximately $560,300. The Company intends to dispose of these three properties or its interests in the joint ventures through which it holds the three properties and has therefore continued to reflect the properties as properties held for divestiture in the accompanying pro forma balance sheet.

Pursuant to the agreements, BPP Retail will acquire the 25 centers in separate transactions. Under the agreements, the Operating Partnership has the right to extend the closing dates for a period of up to either 20 or 50 days. The Operating Partnership has exercised this right with respect to the first and second closings, which occurred on June 15, 1999 and August 4, 1999, respectively. Pursuant to the closing of the first transaction, BPP Retail acquired nine retail shopping centers, totaling approximately 1.4 million square feet, for an aggregate price of approximately $207,400. The Operating Partnership used the net proceeds from the first transaction to repay secured debt of $35,100 (including prepayment penalties of $3,300) related to the properties divested, to partially pay down $96,400 under the Operating Partnership's unsecured credit facility, $72,200 for property acquisitions and for general corporate purposes. The first transaction resulted in an approximate gain of $11,800 and an approximate extraordinary loss of $1,500, consisting of prepayment penalties with an off-set for debt premium write-off related to the indebtedness extinguished. On August 4, 1999, the second transaction with BPP Retail closed. Pursuant to the closing of the second transaction, BPP Retail acquired 12 of the Operating Partnership's retail shopping centers, totaling approximately 2.1 million square feet, for an aggregate price of $245,800. The Operating Partnership used the proceeds from the second transaction to repay secured debt of $23,600 (including prepayment penalties of $1,200) related to the properties divested, to partially pay down $111,700 under the Operating Partnership's unsecured credit facility, to pay $1,000 in transaction expenses, $107,200 for potential property acquisitions and/or like-kind exchanges and for general corporate purposes.

     The Operating Partnership currently expects the third transaction to close on or about December 1, 1999. The Operating Partnership intends to use the proceeds of approximately $107,100 from the divestiture of the remaining four retail centers to BPP Retail in the third transaction to partially repay amounts outstanding under the Operating Partnership's unsecured credit facility, to pay transaction expenses, for potential acquisitions and for general corporate purposes and has therefore continued to reflect the properties as properties held for divestiture in the accompanying pro forma balance sheet.

     In addition, the Operating Partnership entered into a definitive agreement, subject to a financing condition, with BPP, pursuant to which, if fully consummated, BPP would have acquired up to six additional retail centers, totaling approximately 1.5 million square feet, for approximately $284,400. On June 30, 1999, this agreement was terminated pursuant to its terms as a result of BPP's decision not to waive the financing condition. The Operating Partnership currently intends to dispose of the six retail properties, either on an individual or portfolio basis, or its interests in the joint ventures through which it holds the properties and has therefore continued to reflect the properties as properties held for divestiture in the accompanying pro forma balance sheet.

     In connection with the BPP Retail transactions, the Company has granted CalPERS an option to purchase up to 2,000,000 shares of the Company's common stock for an exercise price of $25.00 per share that CalPERS may exercise on or before March 31, 2000. The Company has registered the 2,000,000 shares of common stock issuable upon exercise of the option.

     Although the remaining transaction with BPP Retail has a discretionary due diligence period, it is subject to certain customary closing conditions, which are generally applied on a property-by-property basis. BPP has announced that it has received and is reviewing a merger proposal. The Operating Partnership does not believe that the contractual obligations of BPP Retail with respect to the purchase of the retail centers will be affected by any resulting merger. BPP Retail has posted a deposit of $8,375 on the remaining transaction. BPP Retail's liability in the event of its default under a definitive agreement is limited to its deposit. Although the Operating Partnership believes that the remaining transaction with BPP Retail is probable, the transaction might not close as scheduled or close at all, and it is possible that the transaction may close with respect to just a portion of the properties currently subject to the agreement.

The adjustments reflect the elimination of the real estate assets being divested in connection with the second and third transactions of the Divestiture. The adjustments also reflect the use of the net proceeds from the second transaction to repay secured indebtedness of approximately $23,600, including prepayment penalties of $1,200, to pay down the unsecured credit facility by approximately $117,700, to use $107,200 for the purchase or the like-kind exchange of properties and for general corporate purposes. The adjustments also include a Divestiture receivable for the estimated net proceeds of approximately $104,300 from the third transaction. The repayment of the secured indebtedness related to the second transaction will result in an extraordinary gain of approximately $700. The extraordinary gain consists of prepayment penalties of approximately $1,200 offset by the write-off of approximately $1,900 in debt premiums related to the indebtedness extinguished. The Divestiture related to the second and third transaction will result in an estimated gain of approximately $36,100 which includes the $700 extraordinary gain on the extinguishment of the secured debt. The gain has been allocated to the Company and the limited partners based on their respective ownership of the Operating Partnership as of June 30, 1999.

                               AMB PROPERTY, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                       DIVESTITURE
                                                                       AND SERIES D
                                                     OPERATING        PREFERRED UNIT
                                                   PARTNERSHIP(1)       OFFERING(2)        PRO FORMA
                                                   --------------     --------------       ----------
REVENUES
Rental revenues.................................     $  221,187           $(32,551)        $  188,636
Equity in earnings of unconsolidated
  joint venture.................................          2,328                 --              2,328
Investment management and other income..........          1,434               (148)             1,286
                                                     ----------           --------         ----------
          Total revenues........................        224,949            (32,699)           192,250
                                                     ----------           --------         ----------

OPERATING EXPENSES
Property operating expenses.....................         30,616             (4,308)            26,308
Real estate taxes...............................         29,802             (4,762)            25,040
General, administrative and other...............          8,350                 --              8,350
Depreciation and amortization...................         33,602             (3,571)            30,031
Interest expense................................         46,558             (9,512)            37,046
                                                     ----------           --------         ----------
          Total operating expenses..............        148,928            (22,153)           126,775
                                                     ----------           --------         ----------
Income from operations before
  minority interests............................         76,021            (10,546)            65,475
Minority interests' share of net income.........         (8,381)            (2,117)           (10,498)
Net income before gain from divestiture and          ---------            --------         ----------
  extraordinary items...........................         67,640            (12,663)            54,977
Series A preferred unit distribution............         (4,250)                --             (4,250)
Series B preferred unit distribution............         (2,804)                --             (2,804)
                                                     ----------           --------         ----------
Net income available to general and limited
 partners.......................................     $   60,586           $(12,663)        $   47,923
Income available to common unitholders
  General partners..............................         57,557            (12,250)            45,307
  Limited partners..............................          3,029               (413)             2,616
                                                     ----------           --------         ----------
                                                         60,586            (12,663)            47,923
                                                     ==========           ========         ==========
Net Income per common unit
  Basic.........................................     $      .67                            $      .53
                                                     ==========                            ==========
  Diluted.......................................     $      .67                            $      .53
                                                     ==========                            ==========
Weighted average common unit outstanding
  Basic.........................................     90,655,675                            90,655,675
                                                     ==========                            ==========
  Diluted.......................................     90,756,567                            90,756,567
                                                     ==========                            ==========

                               AMB PROPERTY, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

         (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)


(1) Reflects the historical consolidated operations of AMB Property L.P. for the six months ended June 30, 1999. See the historical consolidated financial statements and notes thereto included in AMB Property, L.P.'s June 30, 1999 Form 10-Q.

(2) Reflects the elimination of the historical revenues and expenses for the period from January 1, 1999 to June 30, 1999 related to the real estate assets divested in connection with the first transaction of the Divestiture and the elimination of the historical revenues and expenses for the six months ended June 30, 1999 for the real estate assets to be divested in connection with the second and third transactions of the Divestiture. The adjustments also reflect a reduction of interest expense of approximately $7,600 related to the partial pay down of the unsecured credit facility with proceeds from the first and second transactions and the sale of 7.75% Series D Cumulative Redeemable Preferred Units of AMB Property II, L.P. The adjustments also reflect $2,100 related to Series D Preferred Unit distributions at a rate of 7.75%.

        In May 1999, AMB Property II, L.P. issued and sold 1,595,337 units of 7.75% Series D Cumulative Redeemable Preferred Units at a price of $50.00 per unit (the "Series D Preferred Units") in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $3.875 per annum. The Series D Preferred Units are redeemable by AMB Property II, L.P. on or after May 5, 2004, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series D Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series D Preferred Stock. AMB Property II, L.P. used the net proceeds of approximately $77,800 to make a loan to the Operating Partnership in the amount of approximately $20,100 and to purchase an unconsolidated joint venture interest for a price of approximately $57,700 from the Operating Partnership. The loan bears interest at a rate of 7.0% per annum and is payable upon demand. The Operating Partnership used the funds to repay borrowings under the credit facility.

                               AMB PROPERTY, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 DEBT AND
                                              OPERATING         1998 PROPERTY    PREFERRED
(3) DIVESTITURE(4) PRO FORMA(5)             PARTNERSHIP(1)     ACQUISITIONS(2)   OFFERINGS    Divestiture(4)      Pro Forma(5)
                                            -------------      ---------------   ---------    --------------      ------------
REVENUES
Rental revenues........................         $354,658      $52,457            $     --        $(66,205)        $   340,910
Interest and other income..............            4,229        2,988                  --            (543)              6,674
                                           -------------      -------            --------        --------         -----------
      Total revenues...................          358,887       55,445                  --         (66,748)            347,584
                                           -------------      -------            --------        --------         -----------

OPERATING EXPENSES
Real estate taxes and property
  operating expenses...................           96,074       11,863                  --         (18,379)             89,558
Interest expense.......................           69,670           --              14,073         (10,165)             73,578
Depreciation and amortization..........           57,464        7,732                  --         (12,759)             52,437
General, administrative and other......           11,929           --                  --              --              11,929
                                           -------------      -------            --------        --------         -----------
      Total operating expenses.........          235,137       19,595              14,073         (41,303)            227,502
                                           -------------      -------            --------        --------         -----------

Income from operations before
  minority interests...................          123,750       35,850             (14,073)        (25,445)            120,082
Minority interests' share of net
  income...............................           (5,494)      (2,384)            (14,791)             --             (22,669)
                                           -------------      -------            --------        --------         -----------
      Net income.......................          118,256       33,466             (28,864)        (25,445)             97,413

Series A preferred unit distribution...           (3,639)          --              (4,861)             --              (8,500)

Series B preferred unit distribution...             (779)          --              (4,827)             --              (5,606)
                                           -------------      -------            --------        --------         -----------
Net income available to general and
  limited partners.....................         $113,838      $33,446            $(38,552)       $(25,445)        $    83,307
                                           =============      =======            ========        ========         ===========
Income available to common Unitholders:
  general partner                               $108,954                                                          $    79,670
  limit partners                                   4,884                                                                3,637
                                           -------------                                                          -----------
                                                 113,838                                                          $    83,307
                                           =============                                                          ===========
Net income per common unit
  Basic................................         $   1.27                                                          $      0.93
                                           =============                                                          ===========
  Diluted..............................         $   1.26                                                          $      0.92
                                           =============                                                          ===========

Weighted average common units
outstanding
  Basic................................       89,493,394                                                           89,493,394
                                          ==============                                                          ===========
  Diluted..............................       89,852,187                                                           89,852,187
                                          ==============                                                          ===========

                            AMB PROPERTY CORPORATION

                       NOTES AND ADJUSTMENTS TO PRO FORMA

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

         (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE AND UNIT DATA)


(1) Reflects the historical consolidated operations of AMB Property Corporation for the year ended December 31, 1998. See the historical consolidated financial statements and notes thereto included in AMB Property Corporation's December 31, 1998 Form 10-K.

(2) The following reflects the incremental effects of properties acquired during the year ended December 31, 1998 based on the historical operations of such properties for the periods prior to acquisition by the Company:

                                                                  REAL ESTATE TAXES        REVENUES IN
                                                                    AND PROPERTY            EXCESS OF
                                                                     OPERATING               CERTAIN
                                              RENTAL REVENUES         EXPENSES               EXPENSES
                                              ---------------     -----------------        -----------
Cascade ...................................       $    44             $    (11)              $    33
Wilsonville................................           167                  (41)                  126
Atlanta South Phase II.....................           116                  (30)                   86
Boston Industrial Portfolio................         2,853                 (108)                3,745
Mansfield Industrial Portfolio.............            71                   (2)                   69
Orlando Central Park.......................           604                 (260)                  544
Jamesburg Property.........................         1,466                 (543)                  923
Corporate Park Industrial..................           757                 (130)                  627
Minneapolis Industrial Portfolio...........           592                 (230)                  362
Houston Service Center.....................           706                 (249)                  457
Meadowridge Business Park..................         1,058                 (238)                  920
Northwest Business Center..................           323                  (75)                  248
Forbes.....................................            --                   --                    --
Southfield.................................            --                   --                    --
Crysen Corridor Warehouse..................           247                  (63)                  184
Garland Industrial Portfolio...............         1,966                 (412)                1,554
Suffolk....................................           165                  (42)                  123
Minnetonka Industrial Portfolio............         2,022                 (768)                1,254
Alsip Industrial...........................           374                 (106)                  268
Suffolk Industrial.........................           444                 (112)                  332
Chamway Industrial.........................           688                 (140)                  548
Amberjack Portfolio........................         5,924               (2,151)                3,773
Willow Lake Portfolio......................         4,801               (1,026)                3,475
Willow Park Portfolio......................         9,610               (1,977)                7,633
Porete Avenue Warehouse....................         1,352                 (270)                1,082
Movah Portfolio............................         3,379                 (282)                3,097
National Distribution Portfolio............         8,100               (1,731)                6,449
South Point Business Park..................         2,087                 (201)                1,886
Northridge.................................           108                  (43)                   65
Totan Lake Malls...........................           758                 (277)                  481
Around Lenox...............................         1,685                 (365)                1,350
                                                  -------             --------               -------
                                                  $32,457             $(11,863)              $40,594
                                                  =======             ========               =======

Five of the property acquisitions, Jamesburg Property, Corporate Park Industrial, Garland Industrial Portfolio, Minnetonka Industrial Portfolio and South Point Business Park, represent a joint venture with a client of AMB Investment Management in which the Company owns a controlling 50.0005% interest. The joint venture acquisitions are accounted for on a consolidated basis and, accordingly, minority interests of $2,384 has been reflected relative to these acquisitions.

Two of the property acquisitions, Forbes and Southfield, represent the purchase of vacant buildings which are in the process of being leased. As such, no property operations have been reflected in the accompanying pro forma statement of operations relative to these acquisitions.

Also reflects the acquisition of a non-controlling unconsolidated limited partnership interest in an existing real estate joint venture which owns the DuPage Elk Grove Property. As such, the Company's incremental share of equity in earnings of this joint venture of $2,988 is included in interest and other income in the accompanying pro forma statement of operations.

Also reflects the estimated incremental depreciation and amortization of the 1998 property acquisitions based on estimated useful lives of 40 years.

(3.) Reflects an adjustment to derive pro forma interest expense as follows:

Secured debt.....................................................  $ 9,868

Unsecured Senior Debt Securities.................................   14,820

Credit Facility..................................................  (10,615)
                                                                   -------
                                                                   $14,073
                                                                   =======

The increase in pro forma interest expense is the result of borrowings on the Credit Facility related to property acquisitions, the issuance of unsecured senior debt securities, the assumption of secured debt in connection with property acquisitions which is offset by the repayment of borrowings on the Credit Facility of approximately $395,000 with the net proceeds from the sale of the Unsecured Senior Debt Securities and approximately $341,800 from the sale of Series A Preferred Shares, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units.

In June 1998, the Operating Partnership issued $400,000 aggregate principal amount of unsecured notes ("Unsecured Senior Debt Securities") in an underwritten public offering, of which the net proceeds of approximately $394,466 were contributed to the Operating Partnership and used to repay amounts outstanding under the Credit Facility. The Unsecured Senior Debt Securities mature in June 2008, June 2015 and June 2018 and bear interest at a weighted average rate of 7.18%.

In July, 1998, the Company sold 4,000,000 shares of 8.5% Series A Cumulative Redeemable Preferred Stock at $25.00 per share for $100,000 in an underwritten public offering. These shares are redeemable solely at the option of the Company on or after July 27, 2003. The net proceeds of $96,100 from the offering were contributed to the Operating Partnership in exchange for 4,000,000 Series A preferred units with the terms identical to the Series A Preferred Stock. The Operating Partnership used these proceeds to repay borrowings under the Credit Facility.

In November 1998, the Operating Partnership issued and sold 1,300,000 8.625% Series B Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.3125 per annum. The Series B Preferred Units are redeemable by the Operating Partnership on or after November 12, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series B Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series B Preferred Stock. The Operating Partnership used the net proceeds of $62,259 to repay borrowings under the Credit Facility.

In November 1998, AMB Property II, L.P. issued and sold 2,200,000 units of 8.75% Series C Cumulative Redeemable Preferred Units at a price of $50.00 per unit in a private placement. Distributions are cumulative from the date of original issuance and are payable quarterly in arrears at a rate per unit equal to $4.375 per annum. The Series C Preferred Units are redeemable by AMB Property II, L.P. on or after November 24, 2003, subject to certain conditions, for cash at a redemption price equal to $50.00 per unit, plus accumulated and unpaid distributions thereon, if any, to the redemption date. The Series C Preferred Units are exchangeable, at specified times and subject to certain conditions, on a one-for-one basis, for shares of the Company's Series C Preferred Stock. AMB Property II, L.P. used the net proceeds of $105,734 to make a loan to the Operating Partnership, which used the funds to repay borrowings under the Credit Facility.

Also reflects the payment of pro forma Series A Preferred Stock dividends at a dividend rate of 8.6%, Series B Preferred Unit distributions at a distribution rate of 8.625%, Series C Preferred Unit distributions at a distribution rate of 8.75% and Series D Preferred Unit distributions at a distribution rate of 7.75%.

(4.) Reflects the elimination of the historical revenues and expenses for the year ended December 31, 1998 related to the real estate assets divested in connection with the Divestiture. The adjustments also reflect a reduction of interest expense of approximately $5,200 related to the partial pay down of the unsecured credit facility with proceeds from the first and second transactions.

(5.) The pro forma taxable income of the Company for the year ended December 31, 1998 is approximately $83,300, which is based upon pro forma net income of approximately $90,500, plus book depreciation and amortization of approximately $52,700 less other book/tax differences of approximately $7,800 and less tax depreciation and amortization of approximately $52,100.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          AMB PROPERTY CORPORATION

                                          (Registrant)


Date: August 19, 1999                     By: /s/ MICHAEL A. COKE
                                              -----------------------------
                                               Michael A. Coke
                                               Chief Financial Officer and
                                               Senior Vice President
                                               (Principal Financial and
                                               Accounting Officer)



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